SCHEDULE 14A

                              (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

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[ ]   Definitive proxy statement
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                       McDonnell Douglas Corporation
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                                VOTE YOUR SHARES

                 Return Ballots by Mail to Have a Say on Merger


If you own McDonnell Douglas stock through either the Employee Savings, Investment and Thrift Plans (savings plans) or the employee Payroll Stock Ownership Plan (PAYSOP) and you want to vote on the pending merger with Boeing, you must complete a voter instruction card.

The card must be signed and mailed to the trustee of those plans in time to be received by July 22. Teammates or retirees with stock in these plans may attend the special shareholders meeting July 25 in St. Louis but can vote only by mailing in signed voter instruction cards.

A card and a business-reply envelope has been mailed with a joint proxy statement/prospectus to each participant in the savings plans and the PAYSOP.

Participants' votes will be counted differently for the savings plans and the PAYSOP.

Shares held by employees or retirees, who own stock through the savings plans and who do not return a signed card in time, will be voted by the plan trustee, said Judi Kapeller, senior specialist of shareholder services. The trustee's vote will be cast -- for, against and in abstention -- in the same proportion as the votes cast by shareholders who return their ballots by the July 22 deadline.

Participant shares in the PAYSOP for which a signed voter instruction card is not received by the deadline will not be voted. Kapeller cautioned that such "nonvotes" would actually have the same effect as votes against the merger proposal because, to be approved, the proposal must receive the affirmative vote of holders of two-thirds of all outstanding McDonnell Douglas shares. If the vote is close, the number of unvoted shares could tip the balance, she noted.

Employees or retirees who also own stock through an account with a bank or broker (a "street" account) or directly in their own names will receive in the mail separate instructions for voting those shares. A "nonvote" of these shares also would have the same effect as a vote against the merger proposal.

About 18 percent of McDonnell Douglas shares are owned by teammates, Kapeller said. More than 80 percent of employees own their stock through the savings plans and PAYSOP. Historically, less than 26 percent of employees vote their shares.

Teammates who want to attend the special shareholders' meeting should send a written request for an admittance ticket to Judi Kapeller at M/C S100-1240. Include your name, address and employee number. E-mail or fax requests will also be accepted. The fax number for such requests is (314) 777-1007.

To attend the meeting, retirees should follow the instructions they receive with their joint proxy statement/prospectus.


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Shares You Own Personally or Through PAYSOP:  `If you don't vote,  you're voting
no.'
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Shares You Own Through Savings Plans: `If you don't vote,  someone else will, in effect, vote your shares.'

Jim Palmer
Chief Financial Officer



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Savings Plans -- Plans that allow employees to have a percentage of their weekly pay contributed to the plan and invested into selected fund(s). Participants with contributions (employee or company match) in Fund D, the McDonnell Douglas
stock     fund,      are     eligible     to     vote     on     the     merger.
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PAYSOP -- A company-funded McDonnell Douglas stock ownership plan for employees, which was in effect only from 1983 through 1986.